UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-228220	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Arapahoe St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On September 20, 2019, Douglas Rothschild resigned as a member of the board of directors (the “Board”) of Akerna Corp. (the “Company”) and as the chairman of the Nominating Committee of the Board to pursue other ventures. Mr. Rothschild’s resignation was not as a result of any disagreements with the Company.

Effective September 26, 2019, the Board appointed Ashesh Shah to serve as a member of the Board. Mr. Shah will serve as a Class II director of the Company and will be up for election at the 2020 annual meeting of stockholder.

There is no arrangement or understanding between Mr. Shah and any other persons pursuant to Mr. Shah’s appointment as director, and there are no related party transactions involving Mr. Shah that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Mr. Shah is a party to or in which they participate nor have there been any material amendment to any plan, contract or arrangement by virtue of Mr. Shah’s appointment.

The following is certain biographical information regarding Mr. Shah:

Ashesh (Alex) C. Shah, founder and chief executive officer of solo*sciences, a leading anti-counterfeiting and supply chain validation company since December 2017, and has served as a technology advisor to the Company since June 2019. Mr. Shah founded The London Fund in 2002 and continues to serve on its investment committee. In June 2018, Mr. Shah was appointed Special Advisor to the CEO of Eaze Technologies, Inc., a position which he continues to serve. Mr. Shah is also currently on the board of directors of RevolutionWear, Inc. and EdCast. From 2013 to 2017, Mr. Shah was Head of Corporate Development and CFO of Good&Co, Inc. Mr. Shah founded payment technology company PLEJ, Inc. in 2002, co-founded Black Duck Software in 2003, and co-founded Prospero Technologies (Delphi Internet) in 1997. Mr. Shah’s has 28 years of experience building, integrating, and leading technology-focused companies from concept to an initial public offering and has led successful exits across a range of sectors including: loyalty; category management; data analytics; high-performance computing; payment processing; human resources technology; consumer packaged goods; artificial intelligence and fashion. Mr. Shah holds a Bachelor’s degree in Political Economy from Williams College.

A press release announcing Mr. Shah’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

	(d)	Exhibits.

99.1		Press release, dated September 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 26, 2019	AKERNA CORP.

	By:	/s/ Jessica Billingsley
		Name:	Jessica Billingsley
		Title:	Chief Executive Officer

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